UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2008

SoundBite Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     In connection with the initial public offering of common stock we completed in November 2007, the holders of 8,768,561 outstanding shares of our common stock (including all of our directors and executive officers) entered into lock-up agreements with Cowen and Company, LLC and Thomas Weisel Partners LLC, as representatives of the several underwriters of the public offering. Under these agreements, stockholders agreed, in general, not to offer, sell or otherwise dispose of any shares of our common stock during a period ending on April 29, 2008 (180 days following the date of the final prospectus for the public offering), subject to extension in specified circumstances.
     On April 17, 2008, we announced that we expect to issue on May 7, 2008 a press release with respect to our operating results for the quarter ended March 31, 2008. As the result of this earnings release, the restricted period under the lock-up agreements extended automatically through the eighteenth day following the earnings conference call. If the conference call is held on May 7, 2008 as currently scheduled, the restrictions under the lock-up agreements will be extended from April 29, 2008 through Sunday, May 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDBITE COMMUNICATIONS, INC.
Date: April 17, 2008	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Operating Officer and Chief Financial Officer